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                                                                   EXHIBIT 99.02


CONSENT OF DIRECTOR NOMINEE

I hereby consent to the reference to me in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 with which this consent is filed as a person who will be nominated to serve as a director of Northern States Power Company, a Minnesota corporation ("NSP"), following the consummation of the merger of New Century Energies, Inc. and NSP.

Dated: April 23, 1999

                                         /s/ Wayne H. Brunetti
                                         -----------------------------------
                                         Wayne H. Brunetti